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Robert S. Bloom                             Rodger S. Kline
Company Finance Leader                      Company Operations Leader
Acxiom Corporation                          Acxiom Corporation
(501) 336-1321                              (501) 336-1322



                          ACXIOM(R) CORPORATION REPORTS
                        RECORD RESULTS FOR FIRST QUARTER

LITTLE ROCK, Ark., July 20, 1999 -- Acxiom(R) Corporation (Nasdaq: ACXM) today reported record revenue and earnings for the first quarter ended June 30, 1999.

Consolidated revenues for the first quarter ended June 30, 1999 were $211,506,000, up 29 percent from revenues of $164,512,000 for the same quarter a year ago. Net earnings for the quarter were $15,749,000 ($ .18 diluted earnings per share), an increase of 34 percent compared to net earnings in the previous year's first quarter of $11,737,000 ($ .14 diluted earnings per share).

Acxiom reported strong revenue growth for the quarter by each of its business segments. The Services segment reported revenues of $130.1 million for the quarter, up 38 percent over the prior year. The Information Technology Management segment reported revenues of $45.3 million, up 30 percent over the prior year. The Data Products segment reported revenues of $47.9 million, up 11 percent over the prior year.

"We delivered another great quarter," said Charles D. Morgan, Chairman and Company Leader. "We enjoyed our 32nd consecutive quarter of achieving record revenue and earnings and each of our business segments contributed solid performance. The Acxiom Data Network(SM) also made great strides in gaining acceptance as the industry standard for integrating consumer and business data."

Morgan noted that in recent weeks Acxiom had announced strategic alliances with three leaders in their respective industries, in addition to growing the number of partners in various stages of adopting the Acxiom Data Network, a leading e-business solution for customers seeking to better manage their customer relationships. "The e-commerce world provides great opportunities to Acxiom, and these alliances are an important element of our strategy," Morgan said. The three major alliances Morgan noted were:

     * Dun & Bradstreet (NYSE: DNB), the global leader in providing business information, and Acxiom announced a strategic alliance that significantly deepens and broadens both companies' marketing information solutions and expands their respective distribution channels.

     * Abacus Direct Corp. (Nasdaq: ABDR) and Acxiom announced a multi-year strategic product development and distribution agreement to capitalize on the information and technology strengths of both companies to create new, more powerful data products.

     * E.piphany, a leader in Web-based analytic applications focused on the customers, and Acxiom announced they would jointly deliver a new generation of global Customer Relationship Management and Enterprise Relationship Management solutions.

During the quarter, Acxiom announced it had agreed to create a joint-venture company with Publishing and Broadcasting Ltd. of Sydney to serve data management needs of companies in Australia and New Zealand. Acxiom also announced the acquisition of Horizon Systems of Stamford, Conn., a leading provider of information solutions and services to pharmaceutical sales organizations. And, Acxiom completed the acquisition of Computer Graphics of Arizona, Inc., a privately held, Phoenix-based enterprise with three decades of experience serving the financial services and credit collections industry.

Among major new customers signed by Acxiom during the quarter were the City of Chicago which signed a five-year, $40 million contract to provide data center management services and Rodale Inc., a global leader in the publishing of health and active living information, which signed a multi-million dollar, five-year contract for database and data warehousing services.

Acxiom has announced that its Annual Shareholders Meeting will be held at 10:30AM, August 4, 1999, at the DoubleTree Hotel in Little Rock, Arkansas.

About Acxiom Corp.

Acxiom Corporation provides a wide spectrum of data products, data warehousing and data integration services, mailing list services, modeling and analysis, and information technology outsourcing services to major U.S. and international firms. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, with operations throughout the United States and in the United Kingdom, Australia, France and Spain. More information is available on www.Acxiom.com.

The discussion in this press release contains forward-looking statements that involve risks and uncertainties, including risks detailed from time to time in the company's SEC reports. Actual results may differ materially from the expectations expressed in forward-looking statements.

Acxiom is a registered trademark of Acxiom RTC, Inc.


                                    ###

                       ACXIOM CORPORATION AND SUBSIDIARIES
                               REVENUES BY SEGMENT
                                   (Unaudited)


                                               For the Three Months Ended
                                                         June 30,
                                          -------------------------------------
                                               1999                   1998
                                          -------------------------------------

Services                                   130,092,000              94,251,000
Data                                        47,945,000              43,378,000
I. T. Management                            45,338,000              34,795,000
Intercompany eliminations                  (11,869,000)             (7,912,000)
                                         -------------          --------------

Total Revenue                              211,506,000             164,512,000
                                         =============          ==============

                       ACXIOM CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (Unaudited)


                                              For the Three Months Ended
                                                       June 30,
                                        ----------------------------------------
                                             1999                      1998
                                        ----------------------------------------

Revenue                                  211,506,000               164,512,000

Operating costs and expenses:

    Salaries and benefits                 83,709,000                63,717,000

    Computer, communications and
      other equipment                     34,174,000                24,956,000

     Data costs                           25,116,000                26,407,000

    Other operating costs and expenses    38,261,000                29,111,000
                                      --------------           ---------------

    Total operating costs and expenses   181,260,000               144,191,000
                                      --------------           ---------------

Income from operations                    30,246,000                20,321,000
                                      --------------           ---------------

Other income (expense):
    Interest expense                      (5,819,000)               (4,076,000)
    Other, net                               769,000                 2,514,000
                                      --------------           ---------------

                                          (5,050,000)               (1,562,000)
                                      --------------           ---------------

Earnings before income taxes              25,196,000                18,759,000

Income taxes                               9,447,000                 7,022,000
                                      --------------           ---------------

Net earnings                              15,749,000                11,737,000
                                      ==============           ===============

Earnings per share:

    Basic                                       0.19                      0.16
                                      ==============           ===============

    Diluted                                     0.18                      0.14
                                      ==============           ===============


Selected Financial Data:

    EBITDA                                49,281,000                37,789,000
    Capital Expenditures                  35,645,000                17,441,000
    Depreciation and Amortization         18,266,000                14,954,000
    Stockholders' Equity                 414,711,000               324,242,000
                                      ==============           ===============